Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2008 (the “Annual Report”) for the purposes of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Sebastián Eskenazi, the Chief Executive Officer, Ignacio Moran, the Chief Financial Officer of YPF Sociedad Anónima and Ángel Ramos Sánchez, the Director of Administration and Tax, each certifies that, to the best of his knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of YPF Sociedad Anónima.

Date: June 30, 2009

By:	/s/ Sebastián Eskenazi
Name:	Sebastián Eskenazi
Title:	Chief Executive Officer

By:	/s/ Ignacio Cruz Moran
Name:	Ignacio Cruz Moran
Title:	Chief Financial Officer

By:	/s/ Ángel Ramos Sánchez
Name:	Ángel Ramos Sánchez
Title:	Director of Administration and Tax